                                 ASSIGNMENT AGREEMENT

     THIS Assignment Agreement made and entered into effective as of February 27, 1998 among Northwest Airlines Corporation, a Delaware corporation ("Parent"), Newbridge Parent Corporation, a Delaware corporation and, as of the date of this Agreement, a wholly owned subsidiary of Parent ("Holdco Sub"), Air Partners, L.P., a Texas limited partnership (the "Partnership"), the partners of the Partnership (collectively, the "Partners"), Bonderman Family Limited Partnership, a Texas limited partnership ("Transferor I"), Air Saipan, Inc., a CNMI corporation ("Transferor III"), 1992 Air, Inc., a Texas corporation ("Assignor") and Coulco, Inc., a Texas corporation ("Assignee").

                                 W I T N E S S E T H:

     WHEREAS, Parent, Holdco Sub, the Partnership, the Partners, Transferor I, Assignor and Transferor III are parties to an Investment Agreement dated as of January 25, 1998 (as amended from time to time, the "Investment Agreement"):

     WHEREAS, Assignor desires to assign to Assignee certain rights under the Investment Agreement, and the other parties to the Investment Agreement are willing to consent in writing to such assignment;

     NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows:

     Section 1. ASSIGNMENT. (a) Assignor hereby irrevocably assigns to Assignee, and relinquishes, all rights, (i) to designate an individual to be elected or appointed to the Board of Directors of Holdco Sub pursuant to
Section 4.1(b)(i) of the Investment Agreement, and (ii) to designate one person for election to the Board of Directors of Holdco Sub and to fill any vacancy resulting from such person's cessation to serve as a director pursuant to Section 4.1(b)(ii) of the Investment Agreement.

          (b) As consideration for such assignment, Assignee agrees (i) promptly to cause its designee to resign from the Holdco Sub Board of Directors at the time and under the circumstances described under Section 4.1(b)(iii) of the Investment Agreement, (ii) to comply with Section 4.1(b)(iv) of the Investment Agreement and (iii) to be bound by the provisions of Section 4.1(b) of the Investment Agreement as though it were Transferor
II (as defined in the Investment Agreement).

          (c) Parent and Holdco Sub agree (i) that James G. Coulter and William S. Price have been deemed to be acceptable by the Board of Directors of Holdco Sub for purposes of Sections 4.1(b)(i) and 4.1(b)(ii) of the Investment Agreement, (ii) that the person designated from time to time by Assignee (who shall be reasonably acceptable to the Holdco Sub Board of Directors) (the "Assignee Designee") shall be the "Transferor II Designee" for purposes of Section 4.1 of the Investment Agreement and (iii) that for all purposes of Section 4.1(b) of the Investment Agreement, all references to "Transferor II" and the "Transferor II Designee" shall mean and refer to Assignee and the Assignee Designee.

     Section 2. ASSUMPTION. Assignee hereby assumes all of Assignor's obligations under Section 4.1(b) of the Investment Agreement.

     Section 3. CONSENT. Pursuant to Section 7.7 of the Investment Agreement, each of Parent, Holdco Sub, the Partnership, the Partners, Transferor I, Transferor III and Assignor consent to the assignment effected by Section 1 hereof.

     Section 4. GOVERNING LAW. This Assignment Agreement shall be governed by and construed in accordance with the laws of the State of New York as applied to contracts entered into and to be performed in New York without regard to the application of principles of conflict of laws.

     IN WITNESS WHEREOF, the parties have executed, delivered and entered into this Agreement as of the date and year first written above.

                                       NORTHWEST AIRLINES CORPORATION

                                       By: /s/ Douglas M. Steenland
                                          ---------------------------------
                                          Name:
                                          Title:

                                       NEWBRIDGE PARENT CORPORATION

                                       By: /s/ Douglas M. Steenland
                                          ---------------------------------
                                          Name:
                                          Title:

                                       AIR PARTNERS, L.P.

                                       1992 AIR GP, a Texas general partnership

                                       By:  1992 Air, Inc., a Texas corporation
                                            managing partner

                                            By:   /s/ James J. O'Brien
                                                 --------------------------
                                                 Name: James J. O'Brien
                                                 Title: Vice President

                                       THE PARTNERS:

                                       GENERAL PARTNERS

                                       1992 AIR GP, a Texas general partnership

                                       By:  1992 Air, Inc., a Texas corporation,
                                            general partner

                                            By:  /s/ James J. O'Brien
                                                 --------------------------
                                                 Name:  James J. O'Brien
                                                 Title: Vice President


                                       AIR II GENERAL, INC., a Texas corporation

                                            By:  /s/ James J. O'Brien
                                                 --------------------------
                                                 Name:  James J. O'Brien
                                                 Title: Vice President

                                        LIMITED PARTNERS

                                        DAVID BONDERMAN
                                        BONDERMAN FAMILY LIMITED
                                          PARTNERSHIP
                                        ESTATE OF LARRY LEE HILLBLOM
                                             By:   Russel K. Snow, Jr.
                                                   Managing Executor
                                                   Bank of Saipan, Executor
                                        DHL MANAGEMENT SERVICES, INC.
                                        LECTAIR PARTNERS
                                             By:  Planden Corp., G.P.
                                        SUNAMERICA INC. (Formerly Broad, Inc.)
                                        ELI BROAD
                                        AMERICAN GENERAL CORPORATION
                                             DONALD STURM
                                        CONAIR LIMITED PARTNERS, L.P.

                                        BONDO AIR LIMITED PARTNERSHIP
                                             By:  1992 Air, Inc.

                                             By:  1992 AIR GP, as attorney-in-
                                                  fact for the foregoing

                                                  By: 1992 Air, Inc., a Texas
                                                      corporation, general
                                                      partner

                                                  By: /s/ James J. O'Brien
                                                     --------------------------
                                                     Name: James J. O'Brien
                                                     Title: Vice President

                                        AIR SAIPAN, INC., a CNMI corporation

                                        By:  /s/ James J. O'Brien
                                             --------------------------
                                             Name:  James J. O'Brien
                                             Title: Agent and Attorney-in-Fact

                                        BONDERMAN FAMILY LIMITED
                                         PARTNERSHIP

                                        By:  /s/ James J. O'Brien
                                             --------------------------
                                             Name:  James J. O'Brien
                                             Title: Agent and Attorney-in-Fact

                                        1992 AIR, INC., a Texas corporation

                                        By:  /s/ James J. O'Brien
                                             --------------------------
                                             Name:  James J. O'Brien
                                             Title: Vice President

                                        ASSIGNEE:

                                        COULCO, INC., a Texas corporation

                                        By:  /s/ James J. O'Brien
                                             --------------------------
                                             Name:  James J. O'Brien
                                             Title: Vice President